MANAGEMENT AGREEMENT


     AGREEMENT made as of the 21st day of May 2003 among CITIGROUP MANAGED FUTURES LLC, a Delaware limited liability company ("CMF" or the "General Partner"), SALOMON SMITH BARNEY DIVERSIFIED 2000 FUTURES FUND L.P., a New York limited partnership (the "Partnership") and JOHN W. HENRY & COMPANY, INC., a Florida corporation (the "Advisor").

                              W I T N E S S E T H :

     WHEREAS, CMF is the general partner of Salomon Smith Barney Diversified 2000 Futures Fund L.P., a limited partnership organized for the purpose of speculative trading of commodity interests, including futures contracts, options and forward contracts with the objective of achieving substantial capital appreciation; and

     WHEREAS, the Limited Partnership Agreement establishing the Partnership (the "Limited Partnership Agreement") permits CMF to delegate to one or more commodity trading advisors CMF's authority to make trading decisions for the Partnership; and

     WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"); and

     WHEREAS, CMF is registered as a commodity pool operator with the CFTC and is a member of the NFA; and

     WHEREAS, CMF, the Partnership and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services in connection with the conduct by the Partnership of its commodity trading activities during the term of this Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1. DUTIES OF THE ADVISOR. (a) For the period and on the terms and conditions of this Agreement, the Advisor shall have sole authority and responsibility, as one of the Partnership's agents and attorneys-in-fact, for directing the investment and reinvestment of the assets and funds of the Partnership allocated to it from time to time by the General Partner in commodity interests, including commodity futures contracts, options, swaps and forward contracts. The Advisor will not be allocated notional funds. All such trading on behalf of the Partnership shall be in accordance with the trading policies set forth in the Partnership's Prospectus and Disclosure Document dated November 25, 2002, as supplemented from time to time (the "Prospectus"), and as such trading policies may be changed from time to time upon receipt by the Advisor of prior written notice of such change. Any open positions or other investments at the time of receipt of such notice of a change in trading policy shall not be deemed to violate the changed policy and shall be closed or sold in the ordinary course of trading. The Advisor may not deviate from the trading policies set forth in the Prospectus without the prior written consent of the Partnership given by CMF. The Advisor makes no representation or warranty that the trading to be directed by it for the Partnership will be profitable or will not incur losses.

     (b) CMF acknowledges receipt of the Advisor's Disclosure Document dated February 17, 2003, (the "Disclosure Document") as filed with the NFA. All trades made by the Advisor for the account of the Partnership shall be made through such commodity broker or brokers as CMF shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor. CMF shall also direct the Advisor in writing on Appendix A to this Agreement (which may be revised by CMF from time to time) to direct trades in commodity futures and options to such independent floor brokers as CMF may determine as agent for Citigroup Global Markets Inc. for execution with instructions to give-up the trades to the broker designated by CMF. The Partnership's futures commission merchant is Citigroup Global Markets Inc. All give-up or similar fees relating to the foregoing shall be paid by the Partnership after all parties have executed the relevant give-up agreement. The terms of this Section 1(b) shall supersede any inconsistent terms in the give up agreement. The Partnership's futures commission merchant will provide copies of all brokerage statements to the Advisor.

     (c) The initial allocation of the Partnership's assets to the Advisor will be made to the JWH Strategic Allocation Program (the "Program") in the form of cash and/or Treasury bills and such allocation will be traded by the Advisor through JWH Strategic Allocation Master Fund, L.P. (the "Master Fund"). In connection therewith, the General Partner will cause the Partnership to contribute the Advisor's allocation and any subsequent allocations to the Master Fund. References herein to the Partnership included the Master Fund through which it trades unless the context otherwise requires. In the event the Advisor wishes to use a trading system or methodology other than or in addition to the system or methodology outlined in the description of the Program in the Disclosure Document in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives CMF prior written notice of its intention to utilize such different trading system or methodology and CMF consents thereto in writing. CMF may add programs other than the Program, or delete the Program, only upon agreement with the Advisor. In addition, the Advisor will provide five days' prior written notice to CMF of any change in the trading system or methodology to be utilized for the Partnership which the Advisor deems material. If the Advisor deems such change in system or methodology to be material, the changed system or methodology will not be utilized for the Partnership without the prior written consent of CMF. Changes in contracts traded or in the leverage employed shall not be deemed to be material and no prior notice or consent shall be required. The Advisor also agrees to provide CMF, upon request, with a written report of the assets under the Advisor's management together with all other matters deemed by the Advisor to be material changes to its business not previously reported to CMF.

     (d) The Advisor agrees to make all material disclosures to the Partnership regarding itself and its principals as defined in Part 4 of the CFTC's regulations ("principals"), shareholders, directors, officers and employees, their trading performance and general trading methods, its customer accounts (but not the identities of or identifying information with respect to its customers) and otherwise as are required in the reasonable judgment of CMF to be made in any filings required by Federal or state law or NFA rule or order. Notwithstanding Sections 1(d) and 4(d) of this Agreement, the Advisor is not required to disclose the actual trading results of proprietary accounts of the Advisor or its principals unless CMF determines that such disclosure is required in order to fulfill its fiduciary obligations to the Partnership or the reporting, filing or other obligations imposed on it by Federal or state law or NFA rule or order. The Partnership and CMF acknowledge that the trading advice to be provided by the Advisor is a property right belonging to the Advisor and that they will keep all such advice confidential. Further, CMF agrees to treat as confidential any results of proprietary accounts and/or proprietary information with respect to trading systems obtained from the Advisor. Nothing contained in this Agreement shall be deemed or construed to require the Advisor to disclose any confidential or proprietary details of the Advisor's trading strategies or the names or identities of the Advisor's clients.

     (e) The Advisor understands and agrees that CMF may designate other trading advisors for the Partnership and apportion or reapportion to such other trading advisors the management of an amount of Net Assets (as defined in Section 3(b) hereof) as it shall determine in its absolute discretion. The designation of other trading advisors and the apportionment or reapportionment of Net Assets to any such trading advisors pursuant to this Section 1 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereunder.

     (f) CMF may, from time to time, in its absolute discretion, select additional trading advisors and reapportion funds among the trading advisors for the Partnership as it deems appropriate. CMF shall use its best efforts to make reapportionments, if any, as of the first day of a month. The Advisor agrees that it may be called upon at any time promptly to liquidate positions in CMF's sole discretion so that CMF may reallocate the Partnership's assets, meet margin calls on the Partnership's account, fund redemptions, or for any other reason, except that CMF will not require the liquidation of specific positions by the Advisor. The Advisor shall not be responsible for the effects of such liquidations ordered by CMF. CMF will use its best efforts to give three days' prior notice to the Advisor of any additions, redemptions, reallocations or liquidations and will use its best efforts to effect such reallocations or liquidations only at month-end. Additions and redemptions will be made only at month-end.

     (g) The Advisor will not be liable for trading losses in the Partnership's account including losses caused by errors; provided, however, that the Advisor will be liable to the Partnership with respect to losses incurred due to errors committed or caused by it or any of its principals or employees in communicating improper trading instructions or orders to any broker on behalf of the Partnership.

     2. INDEPENDENCE OF THE ADVISOR. For all purposes herein, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Partnership in any way and shall not be deemed an agent, promoter or sponsor of the Partnership, CMF, or any other trading advisor or to be establishing a partnership or joint venture with any of the foregoing. The Advisor shall not be responsible to the Partnership, the General Partner or any limited partners for any acts or omissions of, or losses generated by, any other current or past trading advisor to the Partnership.

     3. COMPENSATION. (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an annual incentive fee payable at the end of each calendar year equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/6 of 1% (2% per year) of the month-end Net Assets of the Partnership allocated to the Advisor. The first management fee shall be paid as of the end of the first calendar month after the Advisor begins trading on behalf of the Partnership.

     (b) "Net Assets" shall have the meaning set forth in Paragraph 7(d)(1) of the Limited Partnership Agreement dated as of August 25, 1999, and without regard to further amendments thereto (and as set forth in Appendix A hereto), provided that in determining the Net Assets of the Partnership on any date, no adjustment shall be made to reflect any distributions, redemptions or incentive fees payable as of the date of such determination.

     (c) "New Trading Profits" shall mean the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading directed by the Advisor for the assets allocated to it commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period, decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses shall be attributed to the Advisor based on the Advisor's proportionate share of Net Assets as of the end of each month. Ongoing expenses shall not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership. Ongoing expenses include offering expenses of the Partnership. No incentive fee shall be paid until the end of the first calendar year of trading, which fee shall be based on New Trading Profits earned from the commencement of trading operations by the Advisor on behalf of the Partnership through the end of such year. Interest income earned, if any, will not be taken into account in computing New Trading Profits earned by the Advisor. If Net Assets allocated to the Advisor are reduced due to redemptions, distributions or reallocations (net of additions), there will be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee.

     (d) Annual incentive fees and monthly management fees shall be paid within twenty (20) business days following the end of the period, as the case may be, for which such fee is payable. In the event of a redemption, reallocation or distribution (net of additions) or the termination of this Agreement as of any date which shall not be the end of a calendar year or month, as the case may be, the annual incentive fee shall be computed and paid as if the effective date of the redemption, reallocation, distribution or termination were the last day of the then current year and the monthly management fee shall be prorated to the effective date of termination. If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly management fee shall be prorated by the ratio which the number of business days during which CMF conducted the Partnership's business operations or utilized the Advisor's services bears in the month to the total number of business days in such month, it being acknowledged that under the Advisor's trading programs there will be periods when no open positions will be maintained for the Partnership.

     (e) The provisions of this Paragraph 3 shall survive the termination of this Agreement.

     4. RIGHT TO ENGAGE IN OTHER ACTIVITIES. (a) The services provided by the Advisor hereunder are not to be deemed exclusive. CMF on its own behalf and on behalf of the Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its officers, directors, employees and shareholder(s), may render advisory, consulting and management services to other clients and accounts. The Advisor and its officers, directors, employees and shareholder(s) shall be free to trade for their own accounts and to advise other investors and manage other commodity accounts during the term of this Agreement and to use the same or different information, computer programs and trading strategies, programs or formulas which they obtain, produce or utilize in the performance of services to CMF for the Partnership. However, the Advisor represents, warrants and agrees that it believes the rendering of such consulting, advisory and management services to other accounts and entities will not require any material change in the Advisor's basic trading strategies and will not affect the capacity of the Advisor to continue to render services to CMF for the Partnership of the quality and nature contemplated by this Agreement.

     (b) If, at any time during the term of this Agreement, the Advisor is required to aggregate the Partnership's commodity positions with the positions of any other person for purposes of applying CFTC- or exchange-imposed speculative position limits, the Advisor agrees that it will promptly notify CMF if the Partnership's positions are included in an aggregate amount which exceeds the applicable speculative position limit. The Advisor agrees that, if its trading recommendations are altered because of the application of any speculative position limits, it will not modify the trading instructions with respect to the Partnership's account in such manner as to affect the Partnership substantially disproportionately as compared with the Advisor's other accounts trading that program. The Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading strategies or methods for the Partnership that are inferior to strategies or methods employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account in any manner, it being acknowledged, however, that the Advisor offers eleven different trading programs, and that different trading strategies or methods may be utilized for differing sizes of accounts, accounts with different trading policies, fees, commissions or levels of diversification, accounts experiencing differing inflows or outflows of equity, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences, and that such differences may cause divergent trading results.

     (c) It is acknowledged that the Advisor and/or its officers, employees, directors and shareholder(s) presently act, and it is agreed that they may continue to act, as advisor for other accounts managed by them, and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership.

     (d) The Advisor agrees that it shall make such information available to CMF respecting the performance of the Partnership's account as compared to the performance of other accounts managed by the Advisor or its principals as shall be reasonably requested by CMF, provided that in no event shall the Advisor be required to disclose the identity of its customers. The Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership's account given the potential size of the Partnership's account and the Advisor's and its principals' current accounts and all proposed accounts for which they have contracted to act as trading manager.

     5. TERM. (a) This Agreement shall continue in effect until June 30, 2003. CMF may, in its sole discretion, renew this Agreement for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. At any time during the term of this Agreement, CMF may terminate this Agreement at any month-end upon 30 days' notice to the Advisor. At any time during the term of this Agreement, CMF may elect to immediately terminate this Agreement upon 30 days' notice to the Advisor if (i) the Net Asset Value per Unit (as that term is defined in Section 7(d)(2) of the Limited Partnership Agreement) shall decline as of the close of business on any day to $400 or less; (ii) the Net Assets allocated to the Advisor (adjusted for redemptions, distributions, withdrawals or reallocations, if any) decline by 50% or more as of the end of a trading day from such Net Assets' previous highest value; (iii) limited partners owning more than 50% of the outstanding units of the Partnership shall vote to require CMF to terminate this Agreement; (iv) the Advisor fails to comply with the terms of this Agreement as to any material term; (v) CMF, in good faith, upon due consideration by its board of directors, reasonably determines that the performance of the Advisor has been such that CMF's fiduciary duties to the Partnership require CMF to terminate this Agreement; or (vi) CMF reasonably believes that the application of speculative position limits will substantially adversely affect the performance of the Partnership. At any time during the term of this Agreement, CMF may elect immediately to terminate this Agreement if (i) the Advisor merges, consolidates with another entity not controlled by John W. Henry, sells a substantial portion of its assets to an entity not controlled by John W. Henry, or becomes bankrupt or insolvent, (ii) John W. Henry dies, becomes incapacitated, leaves the employ of the Advisor, ceases to control the Advisor or is otherwise not managing the trading programs or systems of the Advisor, or (iii) the Advisor's registration as a commodity trading advisor with the CFTC or its membership in the NFA or any other regulatory authority, is terminated or suspended. This Agreement will immediately terminate upon dissolution of the Partnership or upon cessation of trading prior to dissolution.

     (b) The Advisor may terminate this Agreement by giving not less than 30 days' notice to CMF (i) in the event that the trading policies of the Partnership as set forth in the Prospectus are changed in such manner that the Advisor reasonably believes will adversely affect the performance of its trading strategies; (ii) after June 30, 2003; or (iii) in the event that the CMF or Partnership fails to comply with the terms of this Agreement. The Advisor may immediately terminate this Agreement if (i) CMF's registration as a commodity pool operator or its membership in the NFA is terminated or suspended; (ii) if CMF withholds its consent to a change in the Advisor's program specified in
Section 1(c) of this Agreement; or (iii) if CMF requires the Advisor to liquidate positions pursuant to Section 1(f) hereof.

     (c) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Paragraph 5 shall be without penalty or liability to any party.

     6. INDEMNIFICATION. (a)(i) In any threatened, pending or completed action, suit, or proceeding to which the Advisor was or is a party or is threatened to be made a party arising out of or in connection with this Agreement, the offering and sale of units of the Partnership or the management of the Partnership's assets by the Advisor, CMF shall, subject to subparagraph (a)(iii) of this Paragraph 6, indemnify and hold harmless the Advisor against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Partnership as a commodity trading advisor in accordance with applicable law, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.

     (ii) The Advisor will not be liable to the Partnership, CMF, their principals, officers, directors, shareholders, partners or employees except by reason of acts constituting willful malfeasance or negligence as to its duties under this Agreement. The foregoing sentence shall not apply to the breach of any representation, warranty or covenant contained herein or to the provisions of subparagraph 1(g) of this Agreement. Without limiting subparagraph (i) above, to the extent that the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (i) above, or in defense of any claim, issue or matter therein, CMF shall indemnify the Advisor against the expenses (including, without limitation, attorneys' and accountants' fees) actually and reasonably incurred by it in connection therewith.

     (iii) Any indemnification under subparagraph (i) above, unless ordered by a court or administrative forum, shall be made by CMF only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subparagraph
(i) above. Such independent legal counsel shall be selected by CMF in a timely manner, subject to the Advisor's approval, which approval shall not be unreasonably withheld. The Advisor will be deemed to have approved CMF's selection unless the Advisor notifies CMF in writing, received by CMF within five days of CMF's telecopying to the Advisor of the notice of CMF's selection, that the Advisor does not approve the selection.

     (iv) In the event the Advisor is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership's or CMF's activities or claimed activities unrelated to the Advisor, including such activities prior to the date of the appointment of the Advisor, CMF shall indemnify, defend and hold harmless the Advisor against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

     (v) As used in this Paragraph 6(a), the terms "Advisor" shall include the Advisor, its principals, officers, directors, stockholders and employees and the term "CMF" shall include the Partnership.

     (b)(i) The Advisor agrees to indemnify, defend and hold harmless CMF, the Partnership and their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of the material breach of any material representations and warranties made by the Advisor in this Agreement, or (B) as a result of any act or omission of the Advisor relating to the Partnership if there has been a final judicial or regulatory determination or, in the event of a settlement of any action or proceeding with the prior written consent of the Advisor, a written opinion of an arbitrator pursuant to Paragraph 14 hereof, to the effect that such acts or omissions violated the terms of this Agreement in any material respect or involved negligence or intentional misconduct or a breach of its fiduciary obligations established under applicable law on the part of the Advisor (except as otherwise provided in Section 1(g)).

     (ii) In the event CMF, the Partnership or any of their affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Advisor or its principals, officers, directors, shareholder(s) or employees unrelated to CMF's or the Partnership's business, the Advisor shall indemnify, defend and hold harmless CMF, the Partnership or any of their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

     (c) In the event that a person entitled to indemnification under this Paragraph 6 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

     (d) None of the indemnifications contained in this Paragraph 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld, of the party obligated to indemnify such party.

     (e) The provisions of this Paragraph 6 shall survive the termination of this Agreement.

7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

     (a) The Advisor represents and warrants that:

     (i) All references to the Advisor and its principals in the Disclosure Document are accurate in all material respects and as to them the Disclosure Document does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading.

     (ii) Any information with respect to the Advisor set forth in the actual performance tables in the Disclosure Document is based on all of the customer accounts managed on a discretionary basis by the Advisor's principals and/or the Advisor during the period covered by such tables and required to be disclosed therein.

     (iii) The Advisor will be acting as a commodity trading advisor with respect to the Partnership and not as a securities investment adviser and is duly registered with the CFTC as a commodity trading advisor, is a member of the NFA, and is in compliance with such other registration and licensing requirements as shall be necessary to enable it to perform its obligations hereunder, and agrees to maintain and renew such registrations and licenses during the term of this Agreement.

     (iv) The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has full corporate power and authority to enter into this Agreement and to provide the services required of it hereunder.

     (v) The Advisor will not, by acting as a commodity trading advisor to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

     (vi) This Agreement has been duly and validly authorized, executed and delivered by the Advisor and is a valid and binding agreement enforceable in accordance with its terms.

     (vii) At any time during the term of this Agreement that a prospectus relating to the Units is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of CMF to provide the Partnership with such information as shall be necessary so that, as to the Advisor and its principals, such prospectus is accurate. All references to the Advisor and its principals in the prospectus will, after review and approval of such references by the Advisor in writing prior to the use of such prospectus in connection with the offering of the Partnership's units, be accurate in all material respects; provided that with respect to pro forma or hypothetical performance information in the prospectus, if any, this representation and warranty extends only to the underlying data made available by the Advisor for the preparation thereof and not to any hypothetical or pro forma adjustments.

     (viii) To the best of the Advisor's knowledge, there is no action, suit, litigation or proceeding before or by any court or governmental agency, federal, state or local, pending or threatened against, or affecting or involving the Advisor that would materially and adversely affect the business or prospects of the Advisor.

     (b)  CMF represents and warrants for itself and the Partnership that:

     (i) The Prospectus (as from time to time amended or supplemented, which amendment or supplement is approved by the Advisor as to descriptions of itself and its actual performance, if any, included therein) does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor, if any, in the Prospectus, made in reliance upon, and in conformity with, information furnished to CMF by or on behalf of the Advisor expressly for use in the Prospectus (it being understood that any hypothetical or pro forma adjustments to the Advisor's performance information in the Prospectus, if any, were not furnished by the Advisor).

     (ii) CMF is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full limited liability company power and authority to perform its obligations under this Agreement.

     (iii) CMF and the Partnership have the capacity and authority to enter into this Agreement on behalf of the Partnership.

     (iv) This Agreement has been duly and validly authorized, executed and delivered on CMF's and the Partnership's behalf and is a valid and binding agreement of CMF and the Partnership enforceable in accordance with its terms.

     (v) CMF will not, by acting as the general partner to the Partnership and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

     (vi) CMF is registered as a commodity pool operator and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

     (vii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

     (viii) CMF and the Partnership agree that John W. Henry shall have no liability to the Partnership or SBFM under this Agreement or in connection with the transactions contemplated herein except for fraud and willful misconduct by John W. Henry.

     (ix) To the best of CMF's knowledge, there is no action, suit, litigation or proceeding before or by any court or governmental agency, federal, state or local, pending or threatened against, or affecting or involving the General Partner or the Partnership that would materially and adversely affect the business or prospects of the General Partner or the Partnership.

     (x) The registration statement related to the Prospectus was declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of such registration statement has been issued.

     (xi) To the best of CMF's knowledge, the sale of Units has been lawfully made in all jurisdictions where Units are sold.

     (xii) CMF will make all required disclosures regarding the addition of the Advisor as an advisor to the Partnership.

8. COVENANTS OF THE ADVISOR, CMF AND THE PARTNERSHIP.

     (a) The Advisor agrees as follows:

     (i) In connection with its activities on behalf of the Partnership, the Advisor will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange on which any particular transaction is executed.

     (ii) The Advisor will promptly notify CMF of the commencement of any material suit, action or proceeding involving it, whether or not any such suit, action or proceeding also involves CMF.

     (iii) In the placement of orders for the Partnership's account and for the accounts of any other client, the Advisor will utilize a fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Partnership than to any other account managed by the Advisor. The Advisor acknowledges its obligation to review the Partnership's positions, prices and equity in the account managed by the Advisor daily and promptly to notify, in writing, the broker and CMF and the Partnership's broker of (i) any error committed by the Advisor or its principals or employees; and (ii) any trade which the Advisor believes was not executed in accordance with its instructions.

     (iv) The Advisor shall, upon written demand of CMF related to a possible claim arising under Section 6(b)(i) or (ii) hereof, maintain a net worth of not less than $4,000,000.

     (b) CMF agrees for itself and the Partnership that:

     (i) CMF and the Partnership will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange on which any particular transaction is executed.

     (ii) CMF will promptly notify the Advisor of the commencement of any material suit, action or proceeding involving it or the Partnership, whether or not such suit, action or proceeding also involves the Advisor.

9. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.

10. ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other parties.

11. AMENDMENT. This Agreement may not be amended except by the written consent of the parties.

12. NOTICES. All notices, demands or requests required to be made or delivered under this Agreement shall be in writing and delivered personally or by registered or certified mail or expedited courier, return receipt requested, postage prepaid, to the addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given:

                  If to CMF:

                           Citigroup Managed Futures LLC
                           399 Park Avenue
                           7th Floor
                           New York, New York  10022
                           Attention:  Mr. David J. Vogel

                  If to the Advisor:

                           John W. Henry & Company, Inc.
                           301 Yamato Road, Suite 2200
                           Boca Raton, FL 33431
                           Attention: Kenneth Webster


13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. ARBITRATION. The parties agree that any dispute or controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of the NFA or, if the NFA shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Agreement as written and the arbitrator shall state in writing his reasons for his award. Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.

15. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Agreement.

16. SALES MATERIALS. CMF will provide a copy of all sales materials referring to the Advisor and used in connection with the offering to the Advisor for its review and approval prior to CMF's public use of the sales materials.

IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                            CITIGROUP MANAGED FUTURES LLC


                                            By /s/ David J. Vogel
                                                David J. Vogel
                                                President


                                            SALOMON SMITH BARNEY
                                            DIVERSIFIED 2000 FUTURES FUND L. P.

                                            By:  Citigroup Managed Futures LLC
                                                  (General Partner)


                                            By /s/David J. Vogel
                                                David J. Vogel
                                                President


                                            JOHN W. HENRY & COMPANY, INC.


                                            By /s/Dr. Mark S. Rzepczynski
                                                 Dr. Mark S. Rzepczynski
                                                 President

                                                              Appendix A

1.       GIVE-UP BROKERS:

o        UBS Warburg -Metals EFP
o        Morgan Stanley- Metals EFP and LME
o        Credit Suisse First Boston- Metals EFP
o        Republic National Bank- Metals EFP
o        JP Morgan- Directed trades
o        Fimat- London commodities and directed trades to Tokyo
o        Carr Futures- Chicago, New York, and London
o        Cargill- LME
o        ED&F Man- London commodities
o        Royal Bank of Scotland- LIFFE and Eurex
o        Lehman Brothers- US Fixed Income

2. NET ASSETS of the Partnership shall mean the total assets of the Partnership including all cash, plus Treasury Bills at market, accrued interest, and the market value of all open commodity positions maintained by the Partnership, less brokerage charges accrued and less all other liabilities of the Partnership, determined in accordance with generally accepted accounting principles under the accrual basis of accounting.